HOTCHKIS & WILEY FUNDS
AMENDMENT TO THE
AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 14th day of May, 2014, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of October 26, 2005, as amended January 1, 2008, February 5, 2009, May 12, 2010, November 17, 2010 and November 19, 2012 (the "Fund Accounting Agreement"), is entered into by and between HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the funds and the fees of the Fund Accounting Agreement; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Amended Exhibit A and Amended Exhibit B of the Fund Accounting Agreement are superseded and replaced with Amended Exhibit A and Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS AND WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Anna Marie Lopez	By: /s/ Michael R. McVoy
Printed Name: Anna Marie Lopez	Printed Name: Michael R. McVoy
Title: President	Title: Executive Vice President

5/2014

Amended Exhibit A to the
Fund Accounting Servicing Agreement

Fund Names

Separate Series of HOTCHKIS & WILEY Funds

Name of Series	Date Added
Hotchkis & Wiley Value Opportunities Fund	12-31-2002
Hotchkis & Wiley Diversified Value Fund	08-24-2004
Hotchkis & Wiley Large Cap Value Fund	10-19-2001
Hotchkis & Wiley Mid-Cap Value Fund	10-19-2001
Hotchkis & Wiley Small Cap Value Fund	10-19-2001
Hotchkis & Wiley High Yield Fund	03-31-2009
Hotchkis & Wiley Capital Income Fund	12-31-2010
Hotchkis & Wiley Global Value Fund	12-31-2012
Hotchkis & Wiley Small Cap Diversified Value Fund	on or after 06-30-2014

5/2014

Amended Exhibit B to the Fund Accounting Servicing Agreement
Hotchkis & Wiley Funds

ANNUAL FEE SCHEDULE Effective January 1, 2011 (except Hotchkis & Wiley Capital Income Fund, Hotchkis & Wiley Global Value Fund and except Hotchkis & Wiley Small Cap Diversified Value Fund)

Annual fee based upon assets in the Fund Complex*:

[  ] basis points on the first $[  ]
[  ] basis points on the next $[  ]
[  ] basis points on the balance > $[  ]

* Minimum annual fee for [  ] funds ([  ] cusips): $[  ].  Subject to change with changes in the total number of funds and/or classes, as mutually agreed upon in writing by the Trust and USBFS.

Fills are billed monthly (in arrears)

Extraordinary services - quoted separately

Conversion Estimate – [  ] month’s fee (if necessary)

NOTE- All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:

    •  $[  ] Domestic and Canadian Equities
    •  $[  ] Options
    •  $[  ] Corp/Gov/Agency Bonds
    •  $[  ] CMOs
    •  $[  ] International Equities and Bonds
    •  $[  ] Municipal Bonds
    •  $[  ] Money Market Instruments
    •  $[  ]  /fund/month - Mutual Fund Pricing
    •  $[  ] Per Corporate Action

Factor Services (BondBuyer)
  Per CMO - $[  ] per month
  Per Mortgage Backed - $[  ] /month
  Minimum - $[  ] /month

5/2014

Amended Exhibit B (continued) to the Fund Accounting Servicing Agreement
             Hotchkis & Wiley Funds

Hotchkis & Wiley Capital Income Fund

FUND ACCOUNTING/FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective December 31, 2010

Annual base fee (up to [  ] cusips)*: $[  ]

*Annual base fee waived for the first [  ] months of fund operations.  After the first [  ] months, the following tiered fee schedule applies during months [  ] through [  ] of fund operations:

[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ] and beyond

*Subject to change with changes in the number of classes.

Advisor Information Source Web Portal (Monthly fee included in annual base fee schedule)
•  $[  ] /fund/month
•  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.

5/2014

Amended Exhibit B (continued) to the Fund Accounting Servicing Agreement
Hotchkis & Wiley Funds

Hotchkis & Wiley Global Value Fund

FUND ACCOUNTING/FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective January 1, 2013

Annual base fee (up to [  ] cusips)*: $[  ]

*Annual base fee waived for the first [  ] months of fund operations.  After the first [  ] months, the following tiered fee schedule applies during months [  ] through [  ] of fund operations:

[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ] and beyond

*Subject to change with changes in the number of classes.

Advisor Information Source Web Portal (Monthly fee included in annual base fee schedule)
•  $[  ] /fund/month
•  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.

5/2014

Amended Exhibit B (continued) to the Fund Accounting Servicing Agreement
             Hotchkis & Wiley Funds

Hotchkis & Wiley Small Cap Diversified Value Fund

FUND ACCOUNTING/FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective July 1, 2014

Annual base fee (up to [  ] cusips)*: $[  ]

*Annual base fee waived for the first [  ] months of fund operations.  After the first [  ] months, the following tiered fee schedule applies during months [  ] through [  ] of fund operations:

[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ]
[  ]% of base fee in month [  ] and beyond

*Subject to change with changes in the number of classes.

Advisor Information Source Web Portal (Monthly fee included in annual base fee schedule)
•  $[  ]/fund/month
•  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.

5/2014	6